EXHIBIT 10.9

                        PAYPHONE FIELD SERVICES AGREEMENT

"NSC":             NSC COMMUNICATIONS PUBLIC SERVICES CORPORATION
                   6920 KOLL CENTER PARKWAY, SUITE 211
                   PLEASANTON, CALIFORNIA 94566
                   TEL: (925) 461-4200
                   FAX: (925) 461-5000

"COMPANY":         DAVEL COMMUNICATIONS, INC.
                   1001 LAKESIDE AVENUE
                   NORTH POINT TOWER, 7TH FLOOR
                   CLEVELAND, OH 44114
                   TEL: (800) 333-9920
                   FAX: (216) 875-4339
                   E-MAIL: WMCGEE@DAVELCOMM.COM

EFFECTIVE DATE:    DATE OF EXECUTION BY NSC INDICATED BELOW.

This Payphone Field Services Agreement ("Agreement") is entered into between NSC and COMPANY as of the Effective Date.

         1.   INITIAL TERM: TWO (2) YEARS, commencing on the Effective Date.

         2. COVERED TELEPHONES: The pay telephones owned and/or controlled by COMPANY that are subject to this Agreement (the "Covered Telephones") are listed on Schedule 1, attached hereto.

         3.   MANAGEMENT SERVICES: As set forth in Agreement and Exhibits.

         4. TERMS AND CONDITIONS: This Agreement is subject to the terms and conditions attached hereto consisting of 4 pages and the Attachments listed below.

         5.   ATTACHMENTS: Terms and Conditions

                           Exhibit A      - Initial Services
                           Exhibit B      - Standard Services
                           Exhibit B-1    - List of Standard Repairs and
                                            Non-Standard Repairs
                           Exhibit B-2    - Polling Services
                           Exhibit C      - Initial Services, Pre-Site and
                                            Non-Standard Repairs Fee Schedule
                           Exhibit D      - Monthly Management Fees Calculation
                           Schedule 1     - Covered Telephone List
                           Schedule 2     - NSC Policies and Procedures

The parties have entered into this Agreement as of the Effective Date (which is the date this Agreement is signed by NSC as shown below).

COMPANY                                   NSC
By: /s/ WOODY M. MCGEE                    By: /s/ MICHAEL F. BRANDIS
    ---------------------------               ----------------------------------
Print Name: Woody M. McGee                    Print Name: Michael F. Brandis
Print Title: Chairman and Chief               Print Title: Vice President and
              Executive Officer               General Counsel
                                              Effective Date: October 17, 2003

EXHIBIT 10.9

                              TERMS AND CONDITIONS

These terms and conditions are part of the Payphone Field Services Agreement ("Agreement") between NSC and COMPANY. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth on the cover page.

Section 1. Term. Except as otherwise provided in this Agreement, this Agreement shall remain in full force and effect for the Initial Term commencing on the Effective Date and shall be automatically renewed for successive 1-year periods (each, a "Renewal Term") thereafter unless written notice of termination is given by one of the parties hereto not less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term.

Section 2. Covered Telephones. Concurrently with the execution of this Agreement, COMPANY will deliver to NSC a written schedule of the pay telephones that are subject to this Agreement. Each such pay telephone shall be deemed a "Covered Telephone." This schedule may be amended from time to time as pay telephones are added and/or deleted from the Covered Telephone list, provided that the Company provides at least thirty (30) days prior written notice to NSC of any such change in this list. Covered Telephones can only be deleted from Covered Telephone list if they are sold to a third party unrelated to COMPANY or any of its subsidiaries or affiliates, or turned off and removed from field service by COMPANY or at COMPANY's direction, in accordance with this Agreement.

Section 3. Management Services; Management Fees and Other Charges. NSC shall provide the services described in the Exhibits hereto (the "Management Services"). All Management Services will be performed in accordance with NSC's standard policies and procedures (the "Policies and Procedures"), which are set forth in Schedule 2 attached hereto. Within thirty (30) days after the end of each calendar month during which Management Services were performed (the "Service Month"), NSC shall deliver to COMPANY a written statement (each, a "Monthly Statement") that specifies: (a) the total Management Fees applicable to that Service Month; (b) the amount deducted by NSC from collections as recoupment for all charges and fees, including without limitation payment towards the Management Fees, to be paid NSC for the subject Service Month; and
(c) the remaining amount of the Management Fees and all other charges and fees to be paid NSC for the subject Service Month, if any. Such Management Fees will be calculated in accordance with Exhibit D attached hereto. Each Covered Telephone shall be subject to the Management Fees applicable to an entire Service Month if the subject pay telephone is included under this Agreement as a Covered Telephone for all or any portion of the subject Service Month. Under this Agreement, COMPANY hereby (i) authorizes NSC to recoup all Management Fees, charges and fees due and payable to NSC hereunder from any amounts collected on behalf of COMPANY from Covered Telephones and/or through services rendered hereunder and (ii) agrees that before such collections are tendered to COMPANY, all Management Fees, charges and fees due and payable to NSC hereunder will be drawn by NSC directly from said collections and paid to NSC . If upon termination of this Agreement such collections have not been sufficient to satisfy such Management Fees, charges or fees due and payable to NSC hereunder, COMPANY will immediately pay any unsatisfied amount together with related interest in the maximum amount allowable by law. The recoupment amount to be paid NSC in any month shall include any Management Fees, charges or fees that have not been satisfied in any prior month subject to late fees and interest as further set forth in this Section 3. If any Monthly Statement shows an amount owing NSC that was not or could not be satisfied through deduction from collections, payment of such amount owing shall be due upon receipt of the Monthly Statement, subject to ten percent (10%) interest if said amount has not been remitted to NSC no later than thirty (30) days from the Monthly Statement date. The foregoing shall be in addition to any and all other remedies available to NSC in law or equity due to COMPANY's failure to pay any amount due under this Agreement.

Section 4. Relationship; Indemnification. The terms of this Agreement will not create between NSC (and any person employed by or conducting business with NSC) and COMPANY a partnership, employer/employee relationship, or joint venture. Provided that NSC exercises its authority in accordance with this Agreement. COMPANY shall defend, indemnify, and hold harmless NSC and its employees, directors, agents, and assigns from all liability, claims, damages, or loss (including, without limitation, attorney fees, costs, and expenses) related to or arising out of NSC's proper exercise of such authority.

Section 5. Insurance. NSC shall maintain public liability insurance against any claims for bodily injury, death, and damage to property sustained by any person occasioned by an accident arising out of or resulting NSC's performance or nonperformance under this Agreement with limits of not less than $2,000,000 for bodily injury or death to any one or more persons in any one accident, and not less than $2,000,000 for property damage. COMPANY shall maintain insurance adequate to cover its risks related to maintaining the Covered Telephones. NSC and COMPANY each shall carry such insurance in responsible companies licensed to do business in each state in which a Covered Telephone is located and shall

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                                                                 Managed Phones/
                                                    Paypyone Field Services Agr/
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                                       2

EXHIBIT 10.9

furnish evidence of such insurance coverage to the other party upon request.

Section 6. Liability. NSC shall not be liable for any indirect, special, incidental, consequential, or punitive loss or damage of any kind, including lost profits (whether or not NSC had been advised of the possibility of such loss or damage), by reason of any act or omission in its performance under this Agreement. The maximum amount that NSC will be liable for in connection with any action arising out of this Agreement or related to NSC's performance under this Agreement (whether such action is based in tort, contract, or otherwise) shall be the Management Fees received by NSC under this Agreement.

Section 7. Nonsolicitation and Nondisclosure. (a) During the term of this Agreement and for a period of twenty four (24) months after termination, for any reason, of this Agreement, neither party shall (i) solicit, induce, or attempt to induce any entity it knows to be a customer of the other, whether such customer exists as of the date of this Agreement or arises during the term of this Agreement (each, a "Customer") to cease doing business with such other party; (ii) otherwise interfere in any way with the business or operations of such other party; or (iii) assist others in doing either of the foregoing; (b) Each party agrees that it shall not during the term of this Agreement or any time thereafter, disclose to any person the terms or contents of this Agreement. Any technical or business information or data ("Information") disclosed or furnished by one party to the other shall remain the property of the disclosing party. When in tangible form, the Information shall be returned upon request. All such Information shall be kept confidential by the receiving party and be used only in the receiving party's performance under this Agreement, unless the Information was previously known to the receiving party without any obligation of confidentiality or is made public by the disclosing party. Without limiting the foregoing, neither party shall directly or indirectly, without the prior written consent of the other party, use or divulge to any other person or entity (other than for the purposes of fulfilling its obligations under this Agreement) any Information relating to the other party's financial information, customer lists, marketing methods, personnel information, and trade secrets.

Section 8. Regulatory Approvals. This Agreement is subject to the applicable tariffs relating to telephone service and to whatever regulatory or governmental orders, rules, or regulations as may be applied to them from time to time.

Section 9. Default. Each of the following are events of default (each, an "Event of Default"): (a) failing to perform or otherwise breach any agreement, term, covenant, or condition contained in this Agreement and such failure continues for thirty (30) days after written notice thereof from the other party, or if failure is of such a nature that it cannot be cured within such thirty (30) day period and the defaulting party fails to commence to cure the default within such thirty (30) day period or thereafter fails to diligently continue to cure such default within a reasonable time.

Section 10. General.

(a) This Agreement supersedes all prior oral or written negotiations, understandings, or agreements between the parties with respect to the subject matter hereof. Except as otherwise set forth herein there are no agreements, understandings, commitments, representations, or warranties with respect to the subject matter hereof except as expressly set forth in this Agreement.

(b) Without waiver of the foregoing provisions, all rights, benefits, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns. A party hereto may not assign this Agreement without the prior written consent of the other party hereto.

(c) A party's waiver of a breach of any provision of this Agreement shall not affect the parties' rights as to further breaches or rights under any other provision. Any modification of this Agreement or waiver of its terms must be in writing and signed by the party to be bound.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed with the signatures to be transmitted by facsimile. A facsimile signature shall be treated for all purposes as an original signature.

(e) Each provision of this Agreement is intended to be severable. If any provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement, unless the essential purposes of this Agreement would thereby be confounded.

(f) The exercise by either party of any of its rights, remedies, or elections under the terms of this Agreement shall not prejudice or preclude such party's rights to exercise at any other time the same or any other right, remedy, or election it may have under this Agreement, at law, or in equity.

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                                                                 Managed Phones/
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

EXHIBIT 10.9

(g) The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained.

(h) All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by registered first class mail, postage pre-paid, electronic mail ("email") or sent by nationally recognized express courier service to the recipient party's address first set forth above, or at such other address as any party shall notify the other party. Such notices and other communications shall be effective upon (i) receipt if delivered directly by hand or by email, (ii) three (3) days after mailing if sent by mail, and (iii) one (1) day after dispatch if sent by express overnight courier.

(i) The parties hereto agree to submit to binding arbitration any controversy or claim arising out of or related to this Agreement, or any claimed breach of this Agreement. A single arbitrator chosen by mutual consent of the parties will hear the arbitration. The arbitration will be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall conclude the arbitration and issue an award no later than one hundred eighty (180) days following service of the demand for arbitration by either of the parties. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. The prevailing party will be entitled to an award of all its arbitration fees and costs and attorney fees and costs, including expert witness fees.

(j) In the event of any legal proceeding of any kind between the parties hereto arising out of or related to this Agreement, whether at law or in equity, including (without limitation) any arbitration, the prevailing party will be entitled to recover its actual costs (including all court and arbitration costs) and actual attorney fees, in addition to any other relief to which such party may be entitled.

(k) This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principals. Any arbitration under this Agreement shall be conducted within a fifty (50) mile radius of NSC offices in the City of Pleasanton, California. Any legal proceeding arising out of or related to this Agreement shall be brought and litigated in the State Courts located in Alameda County, California, or in the Federal Courts located in the City and County of San Francisco.

(l) Neither party shall be liable for any breach or default under this Agreement if such breach or default arises directly from an act of God, labor dispute, war, inevitable accident, national emergency, enactment, rule, order, or act of any governmental instrumentality (whether federal, state, or local), or any other cause beyond its reasonable control; provided that the party whose performance is delayed gives prompt notice of the same to the other party and the time for performance is extended only as long as such condition exists.

                          END OF TERMS AND CONDITIONS.

                                                                   NSC Payphone/
                                                                 Managed Phones/
                                                    Paypyone Field Services Agr/
                                                                          1-8-03

EXHIBIT 10.9

                                    EXHIBIT A

                                INITIAL SERVICES

A.       Description of Initial Services.

1. Each Covered Telephone and enclosure (collectively, the "Equipment") will be inspected.

2. The type of Equipment will be recorded and logged into the NSC's data-base.

3. The Equipment will be repaired to bring the Equipment up to working condition (the "Initial Repairs"). All defective parts will be returned to COMPANY if requested in writing by COMPANY.

4. COMPANY will provide or authorize NSC to obtain the keys to all Equipment. If any Equipment has less than two (2) keys, NSC shall re-key the Equipment using COMPANY-provided locks and keys.

B.       Management Fee for Initial Services.

1. COMPANY will pay NSC all its approved costs (see approval terms below) to make the Initial Repairs or otherwise provide NSC with the appropriate parts or equipment or replace such parts or equipment provided NSC. NSC shall be reimbursed in full for all parts, equipment and major work (for example, electrical and phone line installation or repair and any expenditure necessary to bring the Covered Telephones and any ancillary equipment up to NSC's operating specifications). NSC will notify COMPANY of the estimated costs associated with these repairs prior to undertaking the work. Upon receipt of such notification, COMPANY will notify NSC in writing (letter, fax or email) of
(a) its approval of the work and estimated expense, or (b) its approval for NSC to remove the subject telephone.

                                                                   NSC Payphone/
                                                                 Managed Phones/
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

EXHIBIT 10.9

                                    EXHIBIT B

                                STANDARD SERVICES

         Description of Standard Services.

1. Collection

                           NSC shall collect all coins from each Covered Telephone at the times scheduled by NSC. Subject to
                           Section 4 of this Exhibit B below, NSC shall provide Customer with electronic data regarding polling information reflecting all coin gain from the preceding week. NSC shall wire transfer no later than Wednesday of each week the preceding week's Collected Amount ("Collected Amount" as defined herein is the total amount collected from Covered Telephones during the scheduled collection period pursuant to NSC's collection, counting, and reconciliation policies minus NSC's recoupment of all fees and charges due and payable to NSC under this Agreement). All reconciliation processes shall be completed in accordance with standard NSC accounting policies. The final reconciliation shall be completed as part of the Monthly Statement under Section 2 of this Agreement.

2. Maintenance

                           At each collection, NSC shall cause each Covered Telephone to be cleaned and inspected to determine if "Standard Repairs" or "Non-Standard Repairs" are necessary (see Exhibit B-1 for list of Standard Repairs and Non-Standard Repairs). At least once every ninety (90) days all the working parts (including those listed on Exhibit B-1) of the Covered Telephones will be inspected to determine if any Standard Repairs or Non-Standard Repairs are necessary. If it is determined that Standard Repairs are needed, then NSC shall make such repairs within 72 hours of such determination. The fee NSC shall charge COMPANY for Standard Repairs is set forth in
                           Item 1 of Exhibit D. If NSC determines that
                           Non-Standard Repairs are needed, then NSC shall cause the Non-Standard Repairs to be made within 72 hours. The fee NSC shall charge COMPANY for Non-Standard Repairs is set forth in Exhibit C.

3. Quality and Security

                           NSC shall actively monitor its internal quality and security operations in accordance with the Policies and Procedures.

4. Polling Services

                           Upon COMPANY's written request, NSC shall provide polling service to the Covered Telephones (as described in Exhibit B-2),. The cost of polling service for each Covered Telephone is included in the Standard Services Fee set forth in Exhibit D. At COMPANY's written request and NSC's subsequent approval, NSC will provide the type of polling service chosen by COMPANY to COMPANY-owned or managed pay telephones that are not Covered Telephones. The polling service fee for the non-Covered Telephones shall be as set forth in Exhibit B-2 and shall be paid as part of the total monthly Management Fee due to NSC.

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                                                                 Managed Phones/
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

EXHIBIT 10.9

                                   EXHIBIT B-1

                LIST OF STANDARD REPAIRS AND NON-STANDARD REPAIRS

A. "Standard Repairs" includes the parts and labor to repair or replace the following:

         1.       Battery

         2.       Coin return lever

         3.       Coin mechanism

         4.       Cradle

         5.       Handset

         6.       Keypad assembly

         7.       Lights

         8.       Relay

         9.       Trigger switch

         10.      Intellicall transformer

         11.      Upper housing

         12.      Faceplate

         13.      Electronic Coin Mechanism

         14.      Board Replacement

B. "Non-Standard Repairs" are all repairs other than Standard Repairs and include (without limitation) the parts and labor to repair or replace the following:

         1.       Lower housing

         2.       Enclosure

         3.       Pedestal

         4.       Backplate

         5.       Phone line and conduit to D-Marc

         If NSC reasonably determines that the cost to repair any Covered Telephone exceeds its replacement value, the replacement of the Covered Telephone shall be a Non-Standard Repair.

         * For items numbered 11,12,13, and 14 in Section A above of this Exhibit B-1, NSC will not charge COMPANY for parts in the event COMPANY provides NSC with such parts or replaces such parts in NSC's inventory. For items in Section B above of this Exhibit B-1, COMPANY will supply such parts and NSC will charge COMPANY only for the labor costs for such replacements.

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                                                                 Managed Phones/
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

EXHIBIT 10.9

                                   EXHIBIT B-2

                                POLLING SERVICES

1. Turnkey Polling. If COMPANY chooses turnkey polling service ("Turnkey Polling") for a Covered Telephone, then NSC shall:

         (a) poll each subject Covered Telephone, Sunday through Saturday;

         (b) review all rate files for the subject Covered Telephones to ensure that they are accurate (for example, by confirming correct charges and proper routing of 0+ and 1+ calls);

         (c) make changes to rate files as requested by COMPANY in writing (letter, fax or email)*;

         (d) send to COMPANY polling data for the subject Covered Telephones Monday through Friday, except holidays;

         (e) collect SMDR data from the subject Covered Telephones and provide the data to COMPANY upon request; and

         (f) download programs and rates into the subject Covered Telephones as needed during NSC's standard business hours (4:00am PST to 6:00pm PST Monday through Friday, except holidays).

* The actual cost of rate file additions, deletions, changes or filings (the "Rate File Charges") will be billed to the COMPANY by NSC and paid by the COMPANY to NSC as part of the monthly Management Fees, COMPANY provides NSC with COMPANY-required rate files.

2. NSC will provide COMPANY with polling and call data record information (i.e., "CDR" data) on a daily basis.

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

EXHIBIT 10.9

                                    EXHIBIT C

        INITIAL SERVICES, PRE-SITE AND NON-STANDARD REPAIRS FEE SCHEDULE

PRE-SITE FEE

Reviewed for the purpose of assessing new Telephones installations     $        per new location

GENERAL INSTALLATION

Wooden enclosure/backplate*                    $        (labor charges only)
Each additional                                $        (labor charges only)
Wallmount Enclosure*                           $        (labor charges only)
Each additional                                $        (labor charges only)

Walk-up Enclosure*                             $        (labor charges only)
Each additional                                $        (labor charges only)

Mast                                           $

Bumper Posts (2)                               $

Concrete Pad (2 x 3 x 6)                       $

Removals                                       $

Standard Telco wiring and power repairs        $

*COMPANY is not required to use NSC for the labor required to implement such installations. COMPANY shall notify NSC in writing of its election to (a) use NSC for such labor or (b) otherwise seek bids from third parties.

RE-KEYING AND REPLACING LOCKS

Abloy lock                                     $
Medeco lock                                    $

All other lock types will be replaced with an Abloy or Medeco lock as applicable.

UPGRADE AND EXCHANGE WITHOUT REMOVAL OF EXISTING EQUIPMENT

Enclosure with pedestal                        $

Enclosure only                                 $

ELECTRICAL. Electrical Fee to be determined and approved by both parties in writing on case-by-case basis in advance of NSC performing any electrical work (including wiring, conduit, and power line installation, other than "Standard Telco" wiring and power repairs).

OTHER. Other Fees for all other Non-Standard Repairs to be determined and approved by both parties in writing on a case-by-case basis in advance of NSC performing such repair.

                                                                   NSC Payphone/
                                                                 Managed Phones/
                                                    Paypyone Field Services Agr/
                                                                          1-8-03

EXHIBIT 10.9

                                    EXHIBIT D

                       MONTHLY MANAGEMENT FEE CALCULATION

Total Monthly Management Fee = (Total amount of: Item 1 plus Item 2 plus Item 3 plus Item 4 below).

1. Standard Services Fee for Standard Services (including Standard Repairs) performed on a Covered Telephone during a Service Month are as follows:

         a. $        per Covered Telephone in the states of California, Oregon,
Washington, Nevada and Arizona, regardless of the amount, if any, collected from or earned by any and all Covered Telephones;

PLUS

2. Non-Standard Repairs Fee, calculated in accordance with Exhibit C to the Agreement, for Non-Standard Repairs performed during the subject Service Month.

PLUS

3. Applicable Rate File Charges in accordance with Exhibit B-2.

                                                                   NSC Payphone/
                                                                 Managed Phones/
                                                    Paypyone Field Services Agr/
                                                                          1-8-03

EXHIBIT 10.9

                                   SCHEDULE 1

                             COVERED TELEPHONE LIST

                           [TO BE PROVIDED BY COMPANY]

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                                                                 Managed Phones/
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

EXHIBIT 10.9

                                   SCHEDULE 2

                           NSC POLICIES AND PROCEDURES

NSC WILL APPLY TO COMPANY'S COVERED TELEPHONES THE SAME STANDARDS, PROCEDURES, POLICIES AND GUIDELINES REGARDING OPERATION, MAINTENANCE AND COIN
COLLECTION/MANAGEMENT AS IT DOES TO NSC-OWNED PUBLIC PAYPHONES.
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